EXHIBIT 10
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                      CHANGE IN CONTROL SEVERANCE AGREEMENT


         THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") entered into this 19th day of October 1999 ("Effective Date"), by and between Irwin Bank and Trust Company, Irwin, Pennsylvania, including its parent holding company, IBT Bancorp, Inc. (the "Bank") and Charles G. Urtin (the "Employee").

         WHEREAS, the Employee is currently employed by the Bank as President and Chief Executive Officer and by IBT Bancorp, Inc. as Executive Vice President and is experienced in all phases of the business of the Bank; and

         WHEREAS, the parties desire by this writing to set forth the rights and responsibilities of the Bank and Employee if the Bank should undergo a change in control (as defined hereinafter in the Agreement) after the Effective Date.

         NOW, THEREFORE, it is AGREED as follows:

         1. Employment. The Employee is employed in the capacity as the President of the Bank and the Executive Vice President of IBT Bancorp, Inc. ("Parent"). The Employee shall render such administrative and management services to the Bank and Parent as are currently rendered and as are customarily performed by persons situated in a similar executive capacity. The Employee's other duties shall be such as the Board of Directors for the Bank and Parent (the "Board of Directors" or "Board") may from time to time reasonably direct, including normal duties as an officer of the Bank and Parent.

         2. Term of Agreement. The term of this Agreement shall be for the period commencing on the Effective Date and ending September 21, 2002 ("Term"). Additionally, on, or before, each annual anniversary date from the Effective Date, the Term of this Agreement may be extended for up to an additional one year period beyond the then effective expiration date upon a determination and resolution of the Board of Directors that the performance of the Employee has met the requirements and standards of the Board, and that the Term of such Agreement shall be extended.

         3. Termination of Employment in Connection with or Subsequent to a Change in Control.

                  (a) Notwithstanding any provision herein to the contrary in the event of the termination of Employee's employment during the Term of this Agreement, absent Just Cause, in connection with, or within twenty-four (24) months after any Change in Control of the Bank or Parent, Employee shall be paid an amount equal to the product of 2.99 times the Employee's "base amount" as defined in Section 280G(b)(3) of the Internal Revenue Code of 1986, as amended (the "Code") and regulations promulgated thereunder. Said sum shall be paid, at the option of

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Employee, either in one (1) lump sum within thirty (30) days of such termination or in periodic  payments over the next 36 months or the  remaining  term of this
Agreement  whichever  is  less,  as  if  Employee's   employment  had  not  been
terminated, and such payments shall be in lieu of any other future payments which the Employee would be otherwise entitled to receive. Notwithstanding the forgoing, all sums payable hereunder shall be reduced in such manner and to such extent so that no such payments made hereunder when aggregated with all other payments to be made to the Employee by the Bank or the Parent shall be deemed an "excess parachute payment" in accordance with Section 280G of the Code and be subject to the excise tax provided at Section 4999(a) of the Code. The term "control" shall refer to the ownership, holding or power to vote more than 25% of the Bank's or Parent's outstanding voting stock by any person, the control of the election of a majority of the Bank's or Parent's directors, or the exercise of a controlling influence over the management or policies of the Bank or Parent by any person or by persons acting as a group within the meaning of Section 13(d) of the Securities Exchange Act of 1934 ("Exchange Act"). The term "person" means an individual other than the Employee, or a corporation, partnership,
trust,  association,   joint  venture,  pool,  syndicate,  sole  proprietorship,
unincorporated organization or any other form of entity not specifically listed herein, other than the Employer or Parent.

                  (b) Notwithstanding any other provision of this Agreement to the contrary, except as provided at Sections 4(b), 4(c), 4(d) and 5, Employee may voluntary terminate his employment during the Term of this Agreement following a Change in Control of the Bank or Parent, and Employee (or his estate in the event of death after a Change in Control but prior to payment) shall thereupon be entitled to receive the payment described in Section 3(a) of this Agreement, upon the occurrence, or within ninety (90) days thereafter, of any of the following events, which have not been consented to in advance by the Employee in writing: (i) if Employee would be required to move his personal residence or perform his principal executive functions more than thirty-five
(35) miles from the Employee's primary office as of the signing of this Agreement; (ii) if in the organizational structure of the Bank, Employee would be required to report to a person or persons other than the Board of Directors of the Bank; (iii) if the Bank should fail to maintain the Employee's base compensation as in effect as of the date of the Change in Control and existing employee benefits plans, including material fringe benefit, and retirement plans, except to the extent that such reduction in benefit programs is part of an overall adjustment in benefits for all employees of the Bank and does not disproportionately adversely impact the Employee; (iv) if Employee would be assigned duties and responsibilities other than those normally associated with his position as referenced at Section 1, herein; (v) if Employee would not be elected or reelected to the Board of Directors of the Bank or Parent or (vi) if Employee's responsibilities or authority have in any way been materially diminished or reduced;

         4.       Other Changes in Employment Status.

                  (a) Except as provided for at Section 3, herein, the Board of Directors may terminate the Employee's employment at any time with or without Just Cause within its sole

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discretion.  This Agreement shall not be deemed to give Employee any right to be retained in the employment or service of the Bank or to interfere with the right of the Bank to terminate the employment of the Employee at any time. The Employee shall have no right to receive compensation or other benefits for any period after termination for Just Cause. Termination for "Just Cause" shall include termination because of the Employee's personal dishonesty, incompetence,
willful  misconduct,   breach  of  fiduciary  duty  involving  personal  profit,
intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the Agreement.

                  (b) If the Employee is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under Sections 8(e)(4) or 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. 1818(e)(4) and (g)(1)), all obligations of the Bank under this Agreement shall terminate, as of the effective date of the order, but the vested rights of the parties shall not be affected.

                  (c) If the Bank is in default (as defined in Section 3(x)(1) of FDIA) all obligations under this Agreement shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

                  (d) Notwithstanding anything herein to the contrary, any payments made to the Employee pursuant to the Agreement, or otherwise, shall be subject to and conditioned upon compliance with 12 USC ss.1828(k) and any regulations promulgated thereunder.

         5. Suspension of Employment . If the Employee is suspended and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) or (g)(1) of the FDIA (12 U.S.C. 1818(e)(3) and (g)(1)), the Bank's obligations under the Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Bank may within its discretion
(i) pay the Employee all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate any of its obligations which were suspended.

         6.       Successors and Assigns.

                  (a) This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of the Bank which shall acquire, directly or indirectly, by merger, consolidation, purchase or otherwise, all or substantially all of the assets or stock of the Bank.

                  (b)  The  Employee   shall  be  precluded  from  assigning  or
delegating his rights or duties hereunder without first obtaining the written consent of the Bank.


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         7.  Amendments.  No amendments or additions to this Agreement  shall be binding upon the parties hereto unless made in writing and signed by both parties, except as herein otherwise specifically provided.

         8. Applicable Law. This agreement shall be governed by all respects whether as to validity, construction, capacity, performance or otherwise, by the laws of the Commonwealth of Pennsylvania, except to the extent that Federal law shall be deemed to apply.

         9. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

         10. Arbitration. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the rules then in effect of the district office of the American Arbitration Association ("AAA") nearest to the home office of the Bank and judgment upon the award rendered may be entered in any court having jurisdiction thereof, except to the extent that the parties may otherwise reach a mutual settlement of such issue. The Bank shall reimburse Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, following the delivery of the decision of the arbitrator finding in favor of the Employee. Further, the settlement of the dispute to be approved by the Board of the Bank or the Parent may include a provision for the reimbursement by the Bank to the Employee for all reasonable costs and expenses, including reasonable attorneys' fees, arising from such dispute, proceedings or actions, or the Board of the Bank or the Parent may authorize such reimbursement of such reasonable costs and expenses by separate action upon a written action and determination of the Board following settlement of the dispute.

         11. Entire Agreement. This Agreement together with any understanding or modifications thereof as agreed to in writing by the parties, shall constitute the entire agreement between the parties hereto.



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